UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 12, 2016
(Date of earliest event reported:  April 12, 2016)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One New York Plaza New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02. Appointment of Certain Officers; Election of Directors; Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Juan R. Figuereo as Executive Vice President and Chief Financial Officer. On April 11, 2016, the Board of Directors of Revlon, Inc. (“Revlon” and together with its subsidiaries, including, without limitation, Revlon Consumer Products Corporation (“RCPC”), the “Company”), elected Juan R. Figuereo as Executive Vice President (“EVP”) and Chief Financial Officer (“CFO”) of Revlon and RCPC effective as of April 12, 2016. Mr. Figuereo succeeds Mr. Roberto Simon in such position, whose resignation from the Company was effective on February 29, 2016, as previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 26, 2016.

Mr. Figuereo, 60, most recently served as Executive Vice President and Chief Financial Officer of NII Holdings, Inc. from October 2012 through October 2015.  From 2009 to 2012, Mr. Figuereo served as Executive Vice President and Chief Financial Officer of Newell Rubbermaid Inc., a global marketer of consumer and commercial products. Prior to that, Mr. Figuereo served as Chief Financial Officer of Cott Corporation from 2007 to 2009, Vice President, Mergers and Acquisitions for Wal-Mart International from 2003 to 2007 and various international, finance and general management positions at PepsiCo from 1988 to 2003. Mr. Figuereo is a certified public accountant. Mr. Figuereo has served since June 2011 as a director and as member of the Audit & Risk Management Committee of PVH Corp., a NYSE-listed company. In 2015, Mr. Figuereo became Chairman of PVH’s Audit & Risk Management Committee.

To reflect his roles and responsibilities, on April 12, 2016 (the “Effective Date”) the Company entered into an employment agreement with Mr. Figuereo (the “Employment Agreement”), which, among other things, provides that Mr. Figuereo will serve as the Company’s EVP and CFO at an annual base salary of not less than $600,000, with a target annual bonus under the Revlon Amended and Restated Executive Incentive Compensation Plan (the “Incentive Compensation Plan”) of 75% of his base salary, with the possibility of exceeding such amount based upon the Company’s and/or Mr. Figuereo’s over-achievement of their respective objectives.  During his employment with the Company, Mr. Figuereo is eligible to participate in the Company’s annual long-term incentive programs (“LTIP”) under the Incentive Compensation Plan, subject to Compensation Committee approval. In connection with his election as the Company’s EVP and CFO, Revlon’s Compensation Committee approved the following LTIP award opportunities for Mr. Figuereo: (i) a $500,000 target award under the Company’s 2016 LTIP (payable in March 2019 based on the extent to which the Company achieves certain performance metrics over 2016, 2017 and 2018); (ii) a $333,333 target award under the Company’s 2016-2017 Transitional LTIP (payable in March 2018 based on the extent to which the Company achieves certain performance metrics over 2016 and 2017); and (iii) a target award of $166,667 under the Company’s 2016 Transitional LTIP (payable in March 2017 based on the extent to which the Company achieves certain performance metrics during 2016).

On the first anniversary of the Effective Date (the “Grant Date”), Revlon will grant to Mr. Figuereo restricted shares of Revlon Class A Common Stock, with the number of shares being in an amount equal to $3,750,000 divided by the NYSE closing price of Revlon Class A Common Stock on the Effective Date (the “Restricted Stock Grant”).  One-fifth of the Restricted Stock Grant will be vested on the Grant Date, with the remaining four-fifths vesting ratably on each of the first 4 anniversaries of the Grant Date. In lieu of making the Restricted Stock Grant, the Board of Directors of Revlon may, at its election based on the occurrence of certain events impacting the price of Revlon’s Class A Common Stock, choose to pay Mr. Figuereo $1,125,000 on each of the first 5 anniversaries of the Effective Date (the “Deferred Cash Award”).

Vesting of the Restricted Stock Grant and the Deferred Cash Award, as applicable, is generally subject to Mr. Figuereo’s continuous employment with the Company on each applicable vesting or payment date. However, his award is subject to earlier vesting or payment, as applicable, upon the occurrence of a “change of control” or upon a termination by the Company “without cause” (as such terms are defined in the Employment Agreement) following certain corporate transactions.

Mr. Figuereo is entitled to participate in other benefit plans generally made available to the Company’s other senior executives at his level, including a $30,000 per annum car allowance and a $10,000 per annum financial counseling and tax preparation allowance.  The Company will also pay or reimburse Mr. Figuereo for the reasonable costs he incurs in connection with his relocation to the greater New York City area.

While the term of Mr. Figuereo’s Employment Agreement is indefinite, it may be terminated by the Company on 12 months’ notice, or sooner pursuant to certain termination provisions in the Employment Agreement.  If Mr. Figuereo (i) terminates his employment as a result of RCPC’s “material breach” of the Employment Agreement or (ii) is terminated by the Company for any reason other than for “cause,” death or disability, he would be eligible to receive the greater of (a) 12 months’ separation pay and benefits and (b) the benefits provided under the Company’s Executive Severance Pay Plan. The Executive Severance Pay Plan currently provides for base salary continuation for 12 months, plus an additional 2 weeks of base salary for each full year of service with the Company, up to a total of 18 months.

Upon a change of control, the term of Mr. Figuereo’s Employment Agreement would be extended for 24 months from the effective date of such change of control and if, within such period, Mr. Figuereo terminated his employment for “COC good reason” or if the Company terminated his employment other than for “cause,” he would receive: (i) two times the sum of (a) his base salary and (b) his average gross bonus earned over the previous five years; (ii) 24 months’ continuation of fringe benefits; and (iii) all of his unvested restricted shares would immediately vest.

The foregoing description is qualified by reference to the full text of Mr. Figuereo’s Employment Agreement, which is filed as Exhibit 10.1 attached hereto and is incorporated by reference in its entirety into this Item 5.02.

Mr. Figuereo does not have any family relationships with any of the Company’s directors or executive officers and is not a party to any transactions listed in Item 404(a) of Regulation S-K.

A copy of Revlon’s press release regarding Mr. Figuereo’s election is attached to this Form 8-K as Exhibit 99.1 and it is incorporated by reference in its entirety into this Item 5.02.

Item 9.01.                          Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.            Description

10.1	Employment Agreement dated as of April 12, 2016 entered into between the Company and Juan R. Figuereo.
99.1	Press Release, dated April 12, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

	By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel and Secretary

Date: April 12, 2016

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated as of April 12, 2016 entered into between the Company and Juan R. Figuereo.
99.1	Press Release, dated April 12, 2016.

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